UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2018

Toys “R” Us, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Toys “R” Us Central Europe Sale

Toys “R” Us, Inc. (the “Company”) and Smyths Toys Superstores (“Smyths Toys”) announced on April 21, 2018 that they have entered into a definitive agreement under which Smyths Toys will acquire Toys “R” Us’ operations in Germany, Austria and Switzerland, for a headline enterprise value of €80 million, on a cash-free and debt-free basis, and an estimated aggregate purchase price of €79 million, of which up to €37 million may be escrowed at closing with release subject to certain conditions. The Company’s Central European business, in fiscal year 2018, is forecasted to generate Adjusted EBITDA of €22 million, after Information Technology and Administrative Support Service Agreement (ITASSA) expense of €5 million and royalties of €13 million. Smyths Toys intends to rebrand the stores under their own banner. The Company’s sale of its Central European business is subject to the approval of the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”).

Toys “R” Us (Canada) Ltd. Sale

On April 19, 2018, Toys “R” Us-Delaware, Inc. (“Toys Delaware”), a subsidiary of the Company, entered into a stalking horse share purchase agreement (“Agreement”) with Fairfax Financial Holdings Limited (the “Buyer”) to sell the equity interests (the “Shares”) of Toys “R” Us (Canada) Ltd. (“Toys Canada”). Under the terms of the Agreement, the Shares would be sold for a base purchase price of CDN$300 million, subject to certain adjustments in accordance with the terms and conditions of the Agreement. In addition, an amount equal to five percent of the base purchase price will be escrowed in respect of a final working capital adjustment based on audited working capital.

The auction is currently scheduled to be held on April 23, 2018 at the offices of Kirkland & Ellis LLP in New York, and Toys Delaware expects to seek a final order (the “Canadian Equity Sale Order”) from the Bankruptcy Court at a hearing currently scheduled for April 24, 2018 at 10:00 am prevailing Eastern Time at the Bankruptcy Court.

The Agreement is subject to customary closing conditions of a transaction of this type, including, among other things, the following:

•	The issuance of a Canadian Equity Sale Order by the Bankruptcy Court on or prior to April 30, 2018 and by the Ontario Superior Court of Justice (Commercial List) (the “CCAA Court”) prior to May 4, 2018;

•	Designation of the Buyer as the successful bidder in accordance with the Bidding Procedures Order on or before April 25, 2018, or such later date as the auction pursuant to the Bidding Procedures Order concludes (but no later than April 27, 2018);

•	Receipt of approval under the Competition Act (Canada); and

•	All other required court approvals shall have been issued and become final on or before May 31, 2018, as may be extended subject to the terms and conditions of the Agreement, but no later than June 29, 2018.

In addition, all of Toys Canada’s outstanding indebtedness under the Superpriority Secured Debtor-in-Possession Credit Agreement dated as of September 22, 2017 would be repaid by the Buyer on or before closing.

The Agreement contemplates that Grant Thornton Limited, as the CCAA Court-appointed Monitor in Toys Canada’s proceedings under the Companies’ Creditors Arrangement Act, would receive and hold the net proceeds that would otherwise be available to the Toys-Delaware pursuant to the sale of the Shares (the “Equity Reserve Amount”). The Equity Reserve amount will be held by the Monitor for 75 days post-closing following which it will be distributed to Toys Delaware, subject to a creditor objection process.

If the Agreement is terminated by Toys Delaware for any reason, other than certain specified termination rights, the Buyer is entitled to (i) an expense reimbursement amount of up to CDN$500,000, and (ii) a break-up fee equal to three percent of the base purchase price (i.e. CDN$9 million) less the expense reimbursement amount, payable only upon the consummation of an alternative transaction.

ITEM 7.01. REGULATION FD DISCLOSURE

The Company is providing (i) certain cleansing information previously shared with third parties regarding the business of the Company and certain of its subsidiaries as set forth below and (ii) certain cleansing materials previously shared with third parties regarding liquidity forecasts with respect to certain of its foreign subsidiaries as set forth in Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein (collectively, the “Cleansing Material”). The Company cautions the reader that the information in the Cleansing Material is being provided subject to a forward-looking statements disclaimer provided therein.

Private Label

Delaware currently budgets approximately $22 million in overhead cost per year to run its private label business. Pro forma for the US wind-down, the private label business is estimated to have an overhead cost of $11 million. Pro forma private label sales at Asia, Central Europe and Poland are estimated to represent 73% of total private label revenue (assuming Central Europe and Poland maintain their proportionate ratio of FY 2017 Europe Excluding UK private label sales). In general, private label products generate margins of approximately 50% compared to margins for other products in the mid-30% range. As a consequence of the US wind-down, aggregate private label sales in remaining geographies are estimated to decline by approximately 10% and margins are estimated to decline by approximately 5 percentage points.

Japan Credit Line

In 2017, the Company drew a maximum of JPY 2.4 billion on its JPY 9.45 billion committed line of credit in Japan.

German Real Estate

In 2018, the Company’s owned and ground-leased properties in Germany were collectively valued at €8.41 million to €10.71 million on a dark basis, and €22.1 million to €25.0 million on a market basis.

1Net of €0.6mm of vacancy costs for the two distribution centers.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this report and the Cleansing Materials incorporated by reference herein may contain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such disclosures are intended to be covered by the safe harbors created thereby. All statements therein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases, such as “anticipate,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “outlook” or the negative version of these words or other similar words or phrases. Forward looking statements are included in this report and the Cleansing Materials, including the sale of the Company’s Central European business, the sale of Toys Canada, projections relating to liquidity and business plans. These statements are subject to risks, uncertainties and other factors, including risks, uncertainties and factors set forth under Item 1A entitled “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended October 28, 2017 and in our other reports and documents filed with the Securities and Exchange Commission. These factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included or incorporated by reference in this report. We believe that all forward-looking statements are based on reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, one should not place undue reliance on these statements. The Company also cautions you that any projections included in the Cleansing Materials speak only as of the date on which such projections were made and do not speak as of the date that the Cleansing Materials are provided pursuant to this report. Neither the Company, its directors, officers or advisors undertakes any obligation to update this information.

The information set forth in this report, including Exhibits 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings. The filing of this report shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.            EXHIBITS.

(d)        Exhibits

Number	Description
99.1	Cleansing Materials.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Toys “R” Us, Inc.

(Registrant)

Date: April 23, 2018

By: /s/ James M. Young

Name: James M. Young

Title: Executive Vice President, General Counsel and Corporate Secretary